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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Registration Statement on Form N-14 of The MainStay Funds, and to the use of our report dated December 14, 2007 on the financial statements and financial highlights of McMorgan Equity Investment Fund. Such financial statements and financial highlights appear in the McMorgan Funds 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.


                                                        TAIT, WELLER & BAKER LLP


PHILADELPHIA, PENNSYLVANIA
December 26, 2007